UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 25, 2015
(Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction	33-16820-D (Commission File Number)	84-1508638 (IRS Employer Identification No.)
of incorporation)

7260 Osceola Street
Westminster, CO 80030

(Address of principal executive offices) (Zip Code)

(303) 427-8688
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-   14(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2015, Arête Industries, Inc. ("Arête or Company") entered into a definitive purchase and sale agreement (the "Purchase and Sale Agreement") with Wellstar Corporation ("Wellstar" or "Seller") an unaffiliated corporation, whereby Arête will purchase certain assets in producing oil and leases located in Sumner County Kansas and Kimball County Nebraska (collectively the "Properties" and individually the "Padgett Properties" and the "Nebraska Properties"). The Company will acquire 51% of Seller's interest in the Padgett Properties and will acquire 100% of the Seller's interest in the Nebraska Properties for consideration of United States One Million One Hundred Thousand Dollars (USD$1,100,000) and One Million shares (1,000,000) of Arête restricted common stock. The Company anticipates the closing of this Purchase and Sale Agreement to occur by the end of 2015.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy which will be filed with the Company's Annual Report on Form 10-K for the fiscal year endingDecember 31, 2015.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release announcing the acquisition and such release that is attached hereto as Exhibit 99.1. The press release is furnished pursuant to this Item 7.01 and shall not be deemed filed with the Securities and Exchange Commission for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

The Exhibit listed below is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release of Arête Industries, Inc. dated December 3, 2015.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

Dated: December 3, 2015
	By:	/s/ Nicholas L. Scheidt
	Name:	Nicholas L. Scheidt
	Title:	Chief Executive Officer